                                                                  EXHIBIT 12.1

                          DORAL FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                    YEAR ENDED DECEMBER 31,
                                                                    -------------------------------------------------------
                                                                      2000        1999        1998        1997        1996
                                                                    --------    --------    --------    --------    -------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                      $ 96,152    $ 76,613    $ 59,839    $ 37,797    $31,279
  Plus:
     Fixed Charges (excluding capitalized interest)                  285,275     163,269     115,894      62,269     47,130
                                                                    --------    --------    --------    --------    -------

TOTAL EARNINGS                                                      $381,427    $239,882    $175,733    $100,066    $78,409
                                                                    ========    ========    ========    ========    =======

FIXED CHARGES:
     Interest expensed and capitalized                              $283,849    $160,712    $114,396    $ 60,912    $45,857
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                               1,921       2,286         544         526        586
     An estimate of the interest component within rental expense       2,034       1,474       1,080         831        687
                                                                    --------    --------    --------    --------    -------

TOTAL FIXED CHARGES                                                 $287,804    $164,472    $116,020    $ 62,269    $47,130
                                                                    ========    ========    ========    ========    =======

RATIO OF EARNINGS TO FIXED CHARGES                                      1.33        1.46        1.51        1.61       1.66
                                                                    ========    ========    ========    ========    =======




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                      $ 96,152    $ 76,613    $ 59,839    $ 37,797    $31,279
  Plus:
     Fixed Charges (excluding capitalized interest)                  223,273     127,485      98,456      52,255     41,604
                                                                    --------    --------    --------    --------    -------

TOTAL EARNINGS                                                      $319,425    $204,098    $158,295    $ 90,052    $72,883
                                                                    ========    ========    ========    ========    =======

FIXED CHARGES:
     Interest expensed and capitalized                              $221,847    $124,928    $ 96,916    $ 50,898    $40,331
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                               1,921       2,286         544         526        586
     An estimate of the interest component within rental expense       2,034       1,474       1,080         831        687
                                                                    --------    --------    --------    --------    -------

TOTAL FIXED CHARGES                                                 $225,802    $128,688    $ 98,540    $ 52,255    $41,604
                                                                    ========    ========    ========    ========    =======

RATIO OF EARNINGS TO FIXED CHARGES                                      1.41        1.59        1.61        1.72       1.75
                                                                    ========    ========    ========    ========    =======

                           DORAL FINANCIAL CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                  SIX-MONTH
                                                                 PERIOD ENDED
                                                                JUNE 30, 2001
                                                                -------------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                     $ 66,711
  Plus:
     Fixed Charges (excluding capitalized interest)                 142,623
                                                                   --------

TOTAL EARNINGS                                                     $209,334
                                                                   ========

FIXED CHARGES:
     Interest expensed and capitalized                             $144,819
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                318
     An estimate of the interest component within
        rental expense                                                1,074
                                                                   --------

TOTAL FIXED CHARGES                                                $146,211
                                                                   ========

RATIO OF EARNINGS TO FIXED CHARGES                                     1.43
                                                                   ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                     $ 66,711
  Plus:
     Fixed Charges (excluding capitalized interest)                 106,957
                                                                   --------

TOTAL EARNINGS                                                     $173,668
                                                                   ========

FIXED CHARGES:
     Interest expensed and capitalized                             $109,153
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                318
     An estimate of the interest component within
        rental expense                                                1,074
                                                                   --------

TOTAL FIXED CHARGES                                                $110,545
                                                                   ========

RATIO OF EARNINGS TO FIXED CHARGES                                     1.57
                                                                   ========